UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE: THIS CURRENT REPORT ON FORM 8-K CONTAINS AN IMPORTANT NOTICE TO HOLDERS OF DANA CORPORATION UNSECURED NOTES UNDER ITEM 8.01 BELOW.
Item 1.01. Entry into a Material Definitive Agreement
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code). The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     At a hearing on July 26, 2007, the Bankruptcy Court authorized the Debtors to enter into a series of related agreements consisting of (i) settlement agreements (collectively, the Union Settlement Agreements) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the USW) and with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW and collectively with the USW, the Unions); (ii) a Plan Support Agreement with the Unions, Centerbridge Capital Partners, L.P. (Centerbridge), and certain of Dana’s unsecured creditors; and (iii) an Investment Agreement between Dana, Centerbridge, and a Centerbridge affiliate.
     More information about these agreements follows. The following summary is not intended to be exhaustive and is qualified in its entirety by reference to the agreements themselves, copies of which have been filed previously or will be filed as exhibits to a Current Report on Form 8-K.
     THIS DOCUMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH AN OFFER OR SOLICITATION WILL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.
     Union Settlement Agreements
     The Union Settlement Agreements, which have been ratified by the Debtors’ Union-represented employees, provide terms for settling all outstanding issues between the Debtors and the Unions related to the Bankruptcy Cases. Copies of the Union Settlement Agreements were filed as exhibits to Dana’s Current Report on Form 8-K dated July 10, 2007. Amendments to the Union Settlement Agreements, dated as of July 26, 2007, will be filed as exhibits to a Current Report on Form 8-K as promptly as practicable.
     As amended, the Union Settlement Agreements provide for the following, among other things:
     (i) Union collective bargaining agreements (including the UAW Master Agreement), effective until June 1, 2011, for the Debtors’ Union-represented facilities in the United States;
     (ii) modifications to healthcare, short-term and long-term disability and life insurance benefits for Union-represented employees, effective January 1, 2008;

     (iii) wage structure modifications effective upon Bankruptcy Court approval of the Union Settlement Agreements;
     (iv) the elimination of non-pension healthcare and life insurance retiree benefits for Union-represented retirees, and of non-pension healthcare and certain long-term disability benefits for certain Union-represented employees, effective on the later of January 1, 2008 or the effective date of the Debtors’ plan of reorganization; the establishment by the Unions of separate, Union-specific Voluntary Employee Beneficiary Associations (each a VEBA) to provide such benefits to eligible Union-represented employees and retirees after that date; and the Debtors’ contribution of an aggregate cash amount of $764 million (less amounts paid on behalf of Union-represented employees and retirees between July 1, 2007 and January 1, 2008 for long-term disability, healthcare and life insurance claims) to fund the VEBAs;
     (v) a freeze of credited service and benefit accruals under the Debtors’ defined benefit pension plans for Union-represented employees, effective on the later of January 1, 2008 or the effective date of the Debtors’ plan of reorganization, with future benefits to be provided through company participation in and contributions to a USW pension trust for some such employees;
     (vi) buyouts valued at $22,500 or $45,000 for certain retirement-eligible and recently retired Union-represented employees, available on the date when the pension benefits are frozen; and
     (vii) separation payments for eligible Union-represented employees at one Union-represented facility in Indiana under a special voluntary separation program.
     The Union Settlement Agreements memorialize certain other agreements between the Debtors and the Unions, including, among others, agreements with respect to neutrality at certain of the Debtors’ non-union facilities, the continuation of the Debtors’ manufacturing footprint optimization program, and the reserve of common shares of reorganized Dana valued at up to approximately $22.5 million to provide post-emergence bonuses for certain Union-represented employees following the Debtors’ emergence from bankruptcy.
     The Union Settlement Agreements also provide that the Unions will have certain rights if the Debtors choose to pursue a transaction or means of reorganization different from that contemplated under the Plan Support Agreement. Under certain circumstances, the Unions will have the right to (i) consent to the alternative plan; (ii) designate a replacement investor to Centerbridge; (iii) either terminate their collective bargaining agreements or elect between an allowed administrative claim of $764 million or an allowed general unsecured claim of $904 million; or (iv) in some circumstances, terminate the Union Settlement Agreements and have a general unsecured claim of $904 million.
     Plan Support Agreement
     The Plan Support Agreement sets out the terms under which the Unions, Centerbridge and certain holders of unsecured claims against the Debtors who may become parties thereto, including holders of unsecured notes of Dana, will support the Debtors’ plan of reorganization. A copy of the Plan Support Agreement will be filed as an exhibit to a Current Report on Form 8-K as promptly as practicable.

     The Plan Support Agreement provides as follows, among other things:
     (i) Centerbridge, the Unions and the other creditor parties to the Plan Support Agreement each will support the prosecution, confirmation and consummation of a plan of reorganization that is consistent with the Plan Support Agreement and the Plan Term Sheet attached as an exhibit thereto, including confirmation under 11 U.S.C. Section 1129(b), and will not encourage other persons to take actions that would interfere with an orderly plan and disclosure statement process;
     (ii) Centerbridge will make an investment in reorganized Dana and other parties will purchase certain preferred stock on the terms set out in the Investment Agreement upon the effective date of the Debtors’ plan of reorganization;
     (iii) the Debtors and the Unions will enter into the Union Settlement Agreements;
     (iv) the Unions, Centerbridge, and the other creditor parties to the Plan Support Agreement will engage in good faith negotiations with other parties in interest regarding the form of plan of reorganization, related disclosure statement and other definitive documents that are consistent with the Plan Support Agreement;
     (v) the Debtors will not propose, and Centerbridge and the Unions will not support, any plan of reorganization premised upon the use of Section 382(l)(5) of the Internal Revenue Code and will propose only a plan of reorganization premised upon the use of Section 382(l)(6) of the Internal Revenue Code;
     (vi) certain holders of unsecured claims agree not to sell, transfer, assign, pledge, or otherwise dispose of, directly or indirectly (including by creating any subsidiary or affiliate for the sole purpose of acquiring any claims against any Debtor), their right, title or interest in respect of any claim against any Debtor unless the recipient of such claim agrees in writing, prior to such transfer, to be bound by the Plan Support Agreement;
     (vii) the plan of reorganization may not become effective if the total amount of allowed unsecured nonpriority claims (but not including asbestos claims, claims of the Unions, small claims to be paid in cash under a plan of reorganization, intercompany claims, including claims of Dana Credit Corporation, and claims of the non-union retirees) (with such exceptions, the Unsecured Claims) against the Debtors exceeds $3.25 billion, unless the official committee of unsecured creditors appointed in the Bankruptcy Cases (the Creditors Committee) waives such condition consistent with its fiduciary duties to all unsecured creditors;
     (viii) the Debtors’ post-emergence funded debt will not exceed $1.5 billion;
     (ix) the Debtors will obtain exit financing on terms and with parties reasonably acceptable to Centerbridge and sufficient to refinance their existing debtor-in-possession credit facility and provide sufficient liquidity for working capital and general corporate purposes;
     (x) the Debtors’ plan of reorganization will provide with reasonable certainty the sources and amounts of cash required to meet the Debtors’ cash payment obligations to the Unions under the Union Settlement Agreements and will otherwise conform to the terms of the Union Settlement Agreements;

     (xi) holders of allowed Unsecured Claims will receive, on account of their allowed unsecured nonpriority claims, their pro rata portion of shares of common stock of reorganized Dana and/or cash in excess of the minimum cash required to operate the Debtors’ business on the effective date of the plan of reorganization and thereafter;
     (xii) holders of allowed Unsecured Claims who do not qualify to purchase Series B preferred shares pursuant to and consistent with the terms of the Investment Agreement will receive an amount of cash or shares of common stock of reorganized Dana that is (a) determined to be reasonably acceptable to the Debtors, Centerbridge and certain unsecured creditors and (b) approved by the Bankruptcy Court;
     (xiii) the individuals that are anticipated to serve on the board of directors of reorganized Dana will negotiate employment agreements with initial senior management in form and substance reasonably acceptable to Centerbridge, who will consult with certain other parties regarding such agreements; and
     (xiv) except for certain agreed-upon exceptions, prior to the effective date of the plan of reorganization, the Debtors will not be permitted to sell any of their businesses without appropriate Union consent or the consent of Centerbridge.
     The Plan Support Agreement and Plan Term Sheet will expire and be of no further effect (i) for the Unions, the Debtors and Centerbridge if the Debtors' plan of reorganization fails to become effective on or before May 1, 2008 and (ii) for any supporting creditor who exercises its right to terminate the Plan Support Agreement, if the Debtors' plan of reorganization fails to become effective on or before February 28, 2008.
     Investment Agreement
     The Investment Agreement, dated as of July 26, 2007, provides that Centerbridge will purchase $250 million in Series A convertible preferred shares of reorganized Dana and qualified creditors of the Debtors (i.e., creditors who meet specified criteria) will have an opportunity to purchase $500 million in Series B convertible preferred shares on a pro rata basis. Centerbridge will purchase up to $250 million in Series B preferred shares that are not purchased by the qualified creditors. Copies of the Investment Agreement and material exhibits thereto will be filed as an exhibit to a Current Report on Form 8-K as promptly as practicable.
     The Investment Agreement provides as follows, among other things:
     (i) The price at which the Series A and Series B preferred shares will be convertible into the common stock of reorganized Dana will be 83% of the value that is determined by calculating the 20-day volume weighted average trading price of such common stock (determined using the closing trading price of the stock between the first and the twenty-third business days after Dana’s emergence from bankruptcy after disregarding the highest and lowest closing trading price during such period), subject to a collar based on total enterprise value of Dana of between $3.15 billion and $3.5 billion.
     (ii) Under certain circumstances, reorganized Dana will be able to force conversion of the preferred shares on or after the fifth anniversary of the effective date of the Debtors’ plan of reorganization.

     (iii) The Series A and Series B preferred shares will be entitled to dividends at an annual rate of 4%, payable quarterly in cash. The shares will have equal voting rights and will vote together as a single class with the common stock of reorganized Dana on an as-converted basis.
     (iv) The Series A and Series B preferred shares will have customary registration rights. For purposes of liquidation, dissolution or winding up of reorganized Dana, the Series A and Series B preferred shares will rank pari passu and senior to any other class or series of capital stock of reorganized Dana.
     (v) The Series A and Series B preferred shares will be subject to lockup provisions prohibiting their sale for six months after the effective date of the Debtors’ plan of reorganization and prohibiting the sale or conversion of the Series A preferred shares to common shares valued at more than $150 million for an additional 30 months.
     (vi) Centerbridge will be limited for ten years in its ability to acquire additional stock of reorganized Dana if it would own more than 30% of the voting power of the stock after such acquisition or to take other actions to control reorganized Dana after the effective date of the Debtors’ plan of reorganization without the consent of reorganized Dana’s board of directors.
     (vii) The initial board of directors of reorganized Dana will be composed of seven members, as follows: three directors (one of whom must be independent) chosen by Centerbridge, two independent directors chosen by the Creditors’ Committee, one director chosen by Centerbridge and the Creditors Committee through a process specified in the Investment Agreement, and the chief executive officer of reorganized Dana. Beginning at the first annual meeting of shareholders of reorganized Dana following emergence, and as long as Centerbridge owns at least $150 million of Series A preferred shares, Dana’s board of directors will be composed of seven members, as follows: three directors (one of whom must be independent) designated by Centerbridge and elected by holders of the Series A preferred shares, one independent director nominated by a special purpose nominating committee composed of two Centerbridge designees and one other board member and elected by all shareholders, and three directors (including the chief executive officer of reorganized Dana) nominated by reorganized Dana’s board.
     (viii) For a period of three years, so long as Centerbridge owns at least $150 million of Series A preferred shares (a) Centerbridge’s approval will be required for any sale of all or substantially all of Dana’s assets, a merger of Dana involving a change of control, a liquidation of Dana, the issuance by Dana of equity at a value below fair market value, the payment of cash dividends on account of common stock of reorganized Dana, or an amendment of the charter of the reorganized Dana, and (b) Centerbridge’s consent will be required for material transactions with directors, officers or 10% shareholders (other than officer and director compensation arrangements), the issuance of debt or equity securities senior to or pari passu with the Series A preferred shares other than for refinancings, by-law amendments adverse to shareholders generally or adverse to Centerbridge, and share repurchases exceeding $10 million in any 12-month period. Centerbridge’s approval and consent rights will be subject to override by a vote of two-thirds of reorganized Dana’s shareholders and its approval rights for dividends and the issuance of senior or pari passu securities will end after 12 months if certain financial ratios are met.

     (ix) The investment by Centerbridge will be subject to certain conditions, including (a) no material adverse change in Dana; (b) the Debtors’ obtaining of exit financing on market terms and with parties reasonably acceptable to Centerbridge; (c) the filing of the Debtors’ plan of reorganization and disclosure statement by September 3, 2007; (d) confirmation of the Debtors’ plan of reorganization no later than February 28, 2008; and (e) an effective date of the Debtors’ plan of reorganization no later than May 1, 2008.
     (x) Dana will have the right to terminate the Investment Agreement subject to (a) a $15 million break-up fee and an expense reimbursement of up to $4 million, if the Debtors accept a proposal for an alternative minority investment determined by Dana’s board of directors to be superior to the Centerbridge investment and (b) a $22.5 million break-up fee and an expense reimbursement of up to $4 million, if the Debtors accept a proposal for an alternative majority investment, the sale of all or substantially all of the assets of Dana and its subsidiaries, or a standalone plan of reorganization that Dana’s board of directors determines would be more favorable to the Debtors’ bankruptcy estates than the Centerbridge investment and plan.
     (xi) Centerbridge will be entitled to a $2.5 million commitment fee if the Investment Agreement is terminated because the Debtors have not emerged from bankruptcy by May 1, 2008 and a $3.5 million commitment fee if the Investment Agreement is terminated because the Debtors’ cases are dismissed or converted to Chapter 7 cases under the Bankruptcy Code or if Centerbridge terminates the Investment Agreement because of a breach by Dana.
Item 3.03. Material Modification to Rights of Security Holders
     Dana has a preferred share purchase rights plan which is administered under the Rights Agreement, dated as of April 25, 1996, as amended (the Rights Agreement), between Dana and The Bank of New York, as Rights Agent. Pursuant to the Rights Agreement, one right to purchase 1/1000th of a share of Series A Junior Participating Preferred Stock, no par value, has been issued in respect of each share of Dana’s common stock outstanding on and after July 25, 1996. Dana registered the rights on Form 8-A registration statements filed with the Securities and Exchange Commission on May 1, 1996 and July 21, 2006. A full description of the rights is contained therein and incorporated herein by reference.
     On July 25, 2007, Dana’s Board of Directors adopted an amendment to the Rights Agreement that provides that the provisions of the Rights Agreement are inapplicable to the transactions contemplated by the Investment Agreement, dated as of July 25, 2007, as amended and restated on July 26, 2007, and makes certain other modifications to the Rights Agreement. A copy of the amendment will be filed as an exhibit to a Current Report on Form 8-K as promptly as practicable.

Item 8.01. Other Events.
     The information below is a summary that is qualified in its entirety by reference to the Investment Agreement and exhibits thereto, which will be filed as an exhibit to a Current Report on Form 8-K as promptly as practicable.
IMPORTANT NOTICE TO DANA BONDHOLDERS
     To holders of the following unsecured notes of Dana corporation (Dana Bonds):
              $150 million of 6.5% unsecured notes due March 15, 2008
              $350 million of 6.5% unsecured notes due on March 1, 2009
              $250 million of 10.125% unsecured notes due on March 15, 2010
              $575 million of 9.0% unsecured notes due August 15, 2011
                   € 200 million of 9% unsecured notes due August 15, 2011
              $450 million of 5.85% unsecured notes due on January 15, 2015
              $200 million of 7.0% unsecured notes due on March 15, 2028
              $400 million of 7.0% unsecured notes due on March 1, 2029
     The record date for determining which Dana Bonds will qualify to participate in the purchase of Series B preferred shares of reorganized Dana under the Investment Agreement is 5:00 p.m. (New York City time) on August 13, 2007 (the Bond Record Date). The record date for determining which Trade Claims will qualify to participate in the purchase of Series B preferred shares of reorganized Dana under the Investment Agreement will be the date that the Bankruptcy Court enters an order confirming the Debtors’ plan of reorganization.
     In order to qualify a Dana Bond to participate in the purchase of Series B preferred shares, the following criteria must be met:
(1)	The Dana Bonds must be beneficially owned on the Bond Record Date;

(2)	The holder and its affiliates must own $25 million or more in Dana Bonds and other allowed liquidated, noncontingent unsecured claims that are not bond claims (Trade Claims);

(3)	The holder must be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (a QIB); and

(4)	The holder must execute and deliver a signature page to the Plan Support Agreement for receipt by the persons listed under Notices below no later than the Bond Record Date. The Plan Support Agreement will be filed as an exhibit to a Current Report on Form 8-K as promptly as practicable.
     Bondholders who qualify under these requirements and who (1) do not engage in hedging activities as described the definition of “Qualified Investor” in Section 8.8 of the Investment Agreement after the Bond Record Date and before the effective date of the Debtors’ plan of reorganization and (2) sign a subscription agreement in the timeframe specified in Section 1.2 of the Investment Agreement, will be considered “Qualified Investors” and their bonds will be considered “Participating Bonds.”

     In addition, each transferee of a Participating Bond will continue to hold Participating Bonds if:
(1)	It executes and delivers to Dana a signature page to the Plan Support Agreement for receipt by the persons listed under Notices below within five business days after the closing of an acquisition of Participating Bonds (but in no event later than the confirmation date for the Debtors’ Chapter 11 plan);

(2)	It assumes the obligations of the transferor of Qualified Bond Claims under the Plan Support Agreement;

(3)	It is a QIB;

(4)	It does not engage in the hedging activities referred to above; and

(5)	It owns $25 million or more in Participating Bonds and Trade Claims (aggregated).
     In determining the amount of Dana Bonds owned on the Bond Record Date, for eligibility and participation in the Series B preferred shares, the calculation will be done net of short positions and/or other hedging positions.
     After the Bond Record Date, the Participating Bonds with rights to purchase Series B preferred shares may trade at different prices from the Dana Bonds that are not Participating Bonds.
     If a bondholder meets the requirements for being a Qualified Investor, the holder’s Participating Bonds purchased after the Bond Record Date and Trade Claims purchased up until the confirmation date for the Chapter 11 plan will count as claims eligible to purchase a pro rata share of the Series B preferred shares, subject to a cap of $200 million of Series B preferred shares per investor and its affiliates.
Trade Claims
     The record date for Trade Claims to be considered for participation in the purchase of Series B preferred shares will be the date that the Bankruptcy Court enters an order confirming the Debtors’ plan of reorganization. Trade Claims may be aggregated with Participating Bonds for purposes of determining whether the $25 million threshold is met. In order to be eligible, holders of Trade Claims must otherwise meet the same criteria as is applicable to holders of Participating Bonds except that the holder of Trade Claims may execute the signature page for the Plan Support Agreement at any time prior to the confirmation of the plan.
Additional Information
     Additional information and procedures for subscribing for Series B preferred shares will be contained in a disclosure statement for the Debtors’ plan of reorganization.

Notices
     Signature pages to the Plan Support Agreement must be provided to: (a) the Debtors, Dana Corporation, P.O. Box 1000, Toledo, OH 43697, Attn: Linda Grant, Fax: (419) 535-4790; (b) counsel to the Debtors, Jones Day, 222 East 41st Street, New York, NY 10017, Attn: Denise Sciabarassi, Fax: (212) 755-7306; and (c) Centerbridge Capital Partners, L.P., 31 West 52nd Street, 16th Floor, New York, NY 10019, Attn: David Trucano, Fax: (212) 301-6501.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: July 30, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary